UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2006

TeraForce Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11630	76-0471342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 East Campbell Road, Richardson, Texas		75081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	469-330-4960

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03 Bankruptcy or Receivership.

On April 6, 2006 (the "Confirmation Date") Federal Bankruptcy Court For the Northern District of Texas Dallas Division entered an order (the "Confirmation Order") confirming the Company's Fourth Amended Joint Consolidated Plan of Reorganization, As Modified (the "Plan"). The Plan shall become effective on April 17, 2006 (the "Effective Date"), unless the Confirmation Order is stayed. If the Confirmation Order is stayed the Effective Date shall be the first business day following the lifting, dissolution or removal of such stay which day is at least eleven days after the Confirmation Date. The Confirmation Order overruled all objections to the confirmation to the Plan.

Under the Plan:
· The Bean Group will receive 100% of the equity in the reorganized Debtors. The Bean Group will cause the reorganized Debtors to fund certain amounts of the fund to be distributed to unsecured creditors, to fund certain amounts related to litigating certain causes of action held by the reorganized Debtors, and to pay all allowed administrative claims resulting from the bankruptcy cases.
· Unsecured Creditors will receive a pro rata cash distribution from a fund of $475,000, which amount may be increased by $175,000 should certain unsecured claims be allowed by the Bankruptcy Court.
· O. S. Wyatt, Jr. ("Wyatt") waives any right to distribution from the unsecured creditor fund and in return for the settlement of certain claims would fund certain amounts related to the distribution to unsecured creditors and related to the cost of litigating certain causes of action held by the reorganized Debtors. Wyatt would receive 90% of any net proceeds from the causes of action, a portion of which would be distributed to holders of the Company’s 12% Subordinated Convertible Notes.
· Don B. Carmichael agrees to waive any right to distribution from the unsecured creditor fund and would receive a cash payment in the amount of $275,000 from the Bean Group in settlement of certain intercreditor disputes between those parties.
· Haynes & Boone LLP, in addition to any distribution it may receive as an unsecured creditor, will receive a payment of $80,000 in settlement of claims against certain assets of the Debtors.
· Holders of the Company’s 12% Subordinated Convertible Notes will receive a pro rata distribution from 5% of any net proceed from certain causes of action held by the Reorganized Debtors.
· Holders of the Company’s common stock will receive no distribution and all outstanding common stock would be cancelled upon the Effective Date.

As of April 6, 2006 the Company had authorized 250,000,000 shares of its $0.01 par value common stock, of which 134,765,401 was currently issued and outstanding. All such outstanding shares of common stock and rights to common stock, except as provided for in the Plan, will be cancelled as of the Effective Date

As of February 28, 2006 the Company had consolidated assets amounting to approximately $2,00,000 and liabilities totaling approximately $14,000,000.

The Fifth Amended Disclosure Statement referring to the Plan was filed as an exhibit to the Company’s Current Report on Form 8-K dated March 1, 2006 and is incorporated by reference herein.

The Plan is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

As more fully described in Item 1.03 herein the Company's bankruptcy plan of reorganization(the "Plan" as defined in Item 1.03 herein) was confirmed on April 6, 2006. Pursuant to the Plan holders of the Company’s common stock will receive no distribution or property and all currently outstanding common stock will be cancelled as of the Effective Date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeraForce Technology Corporation

April 10, 2006	By:	Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Order Confirming Plan of Reorganization
2.2	Plan of Reorganization
2.3	Modification to Plan of Reorganization